Exhibit 1.1

Shares

NEW SOURCE ENERGY CORPORATION

Common Stock

FORM OF

UNDERWRITING AGREEMENT

                    , 2012

BMO Capital Markets Corp.

KeyBanc Capital Markets Inc.

As Representatives of the Several Underwriters

c/o BMO Capital Markets Corp.

3 Times Square

New York, New York 10036

Ladies and Gentlemen:

New Source Energy Corporation, a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell an aggregate of         shares (the “Firm Shares”) of the Company’s common stock, $0.001 par value per share (the “Common Stock”), to the several underwriters named in Schedule I (collectively, the “Underwriters”), for whom BMO Capital Markets Corp. (“BMOCM”) and KeyBanc Capital Markets Inc. (“KBCM”) are acting as representatives (the “Representatives”). The Company has also agreed to grant to the Underwriters an option (the “Option”) to purchase up to an additional         shares of Common Stock (the “Option Shares”) on the terms and for the purposes set forth in Section 1(b). The Firm Shares and the Option Shares are hereinafter collectively referred to as the “Shares.”

As a part of the offering contemplated by this Agreement, SunTrust Robinson Humphrey, Inc. (in such capacity, the “Designated Underwriter”) has agreed to reserve out of the Firm Shares to be purchased by the Designated Underwriter up to         shares in the aggregate for sale (either directly or through Fidelity Capital Markets, a division of National Financial Services LLC) to the Company’s employees, officers and directors and other parties associated with the Company (collectively, “Participants”), as set forth in the Prospectus (as defined herein) under the heading “Underwriting” (the “Directed Share Program”). The Firm Shares to be sold by the Designated Underwriter pursuant to the Directed Share Program (the “Directed Shares”) will be sold pursuant to this Agreement at the initial public offering price. Any Directed Shares not subscribed for by the end of the business day on which this Agreement is executed will be offered to the public by the Designated Underwriter as set forth in the Prospectus.

The Company confirms as follows its agreement with the Representatives and the several other Underwriters:

1. Agreement to Sell and Purchase.

(a) Purchase of Firm Shares. On the basis of the representations, warranties and agreements of the Company herein contained and subject to all the terms and conditions of this Agreement, the Company agrees to sell to the several Underwriters and each Underwriter, severally and not jointly, agrees to purchase from the Company, at a purchase price of $         per share, the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I, plus such additional number of Firm Shares which such Underwriter may become obligated to purchase pursuant to Section 8 hereof, in each case, as adjusted by the Representatives in such manner as they deem advisable to avoid fractional shares.

(b) Purchase of Option Shares. Subject to all the terms and conditions of this Agreement, the Company grants the Option to the several Underwriters to purchase, severally and not jointly, all or part of the Option Shares from the Company at the same price per share as the Underwriters shall pay for the Firm Shares. The Option may be exercised only to cover over-allotments in the sale of the Firm Shares by the Underwriters and may be exercised in whole or in part at any time upon written notice (the “Option Shares Notice”) by the Representatives to the Company no later than 12:00 noon, New York City time, on or before the 30th day after the date of this Agreement, at least two and no more than five business days before the date specified for closing in the Option Shares Notice (the “Option Closing Date”) setting forth the aggregate number of Option Shares to be purchased and the time and date for such purchase. On the Option Closing Date, the Company shall issue and sell to the Underwriters the number of Option Shares set forth in the Option Shares Notice and each of the Underwriters shall purchase from the Company such percentage of the Option Shares as is equal to the percentage of Firm Shares that such Underwriter is purchasing, as adjusted by the Representatives in such manner as they deem advisable to avoid fractional shares.

2. Delivery and Payment.

(a) Closing. Delivery of the Firm Shares shall be made to the Representatives through the facilities of the Depository Trust Company (“DTC”) for the respective accounts of the Underwriters against payment of the purchase price by wire transfer of immediately available funds to the order of the Company and shall occur at the offices of Crowe & Dunlevy, 20 North Broadway, Suite 1800, Oklahoma City, Oklahoma 73102 (or such other place as may be agreed upon among the Representatives and the Company). Such payment shall be made at 10:00 a.m., New York City time, on the third business day (the fourth business day, should the offering be priced after 4:00 p.m., New York City time) after the date on which the first bona fide offering of the Firm Shares to the public is made by the Underwriters or at such time on such other date, not later than ten business days after such date, as may be agreed upon by the Company and the Representatives (such date is hereinafter referred to as the “Closing Date”).

(b) Option Closing. To the extent the Option is exercised, delivery of the Option Shares against payment by the Representatives (in the manner and at the location specified above) shall take place at the time and date (which may be the Closing Date) specified in the Option Shares Notice.

(c) Certificates. The Firm Shares and the Option Shares shall be registered in such names and in such denominations as the Representatives shall request in writing not later than one business day prior to the Closing Date or the Option Closing Date, as the case may be.

(d) Tax Stamps. The cost of original issue tax stamps, if any, in connection with the issuance and delivery of the Shares by the Company to the respective Underwriters shall be borne by the Company. The Company shall pay and hold each Underwriter and any subsequent holder of the Shares harmless from any and all liabilities with respect to or resulting from any failure or delay in paying federal and state stamp and other transfer taxes, if any, which may be payable or determined to be payable in connection with the original issuance or sale to such Underwriter of the Shares.

3. Representations and Warranties of the Company. The Company represents and warrants to, and covenants with, each Underwriter as follows:

(a) Compliance with Registration Requirements. A registration statement on Form S-1 (Registration No. 333-176548) relating to the Shares, including a preliminary prospectus and such amendments to such registration statement as may have been required to the date of this Agreement, has been prepared by the Company under the provisions of the Securities Act of 1933, as amended (the “Act”), and the rules and regulations (collectively referred to as the “Rules and Regulations”) of the Securities and Exchange Commission (the “Commission”) thereunder, and has been filed with the Commission. Copies of such registration statement and of each amendment thereto, if any, including the related preliminary prospectuses, heretofore filed by the Company with the Commission have been delivered to the Representatives. The term “preliminary prospectus” as used herein means a preliminary prospectus as contemplated by Rule 430A of the Rules and Regulations included at any time as part of, or deemed to be part of or included in, the registration statement. The term “Registration Statement” means the registration statement as amended at the time it becomes or became effective, including financial statements and all exhibits and any information deemed to be included therein by Rule 430A of the Rules and Regulations, as applicable. If the Company files a registration statement to register a portion of the Shares and relies on Rule 462(b) of the Rules and Regulations for such registration statement to become effective upon filing with the Commission (the “Rule 462 Registration Statement”), then any reference to the “Registration Statement” shall be deemed to include the Rule 462 Registration Statement, as amended from time to time. The term “Prospectus” means the final prospectus in connection with this offering as first filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations or, if no such filing is required, the form of final prospectus included in the Registration Statement at the effective date.

(b) Effectiveness of Registration. The Registration Statement, any Rule 462 Registration Statement and any post-effective amendment thereto have been declared effective by the Commission under the Act or have become effective pursuant to Rule 462 under the Rules and Regulations. The Company has responded to all requests, if any, of the Commission for additional or supplemental information. No stop order suspending the effectiveness of the Registration Statement or any Rule 462 Registration Statement is in effect and no proceedings for such purpose have been instituted or are pending or, to the best knowledge of the Company, are contemplated or threatened by the Commission.

(c) Accuracy of Registration Statement. Each of the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendment thereto, at the time it became effective and at all subsequent times, complied and will comply in all material respects with the Act and the Rules and Regulations, and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading. The Prospectus, as amended or supplemented, as of its date and at all subsequent times, complied and will comply in all material respects with the Act and the Rules and Regulations, and did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Each preliminary prospectus (including the preliminary prospectus or prospectuses filed as part of the Registration Statement or any amendment thereto) complied when so filed in all material respects with the Act and the Rules and Regulations and did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Each preliminary prospectus and the Prospectus delivered to the Underwriters for use in connection with this offering is identical to the electronically transmitted copies thereof filed with the Commission on EDGAR, except to the extent permitted by Regulation S-T. The foregoing representations and warranties in this Section 3(c) do not apply to any statements or omissions made in reliance on and in conformity with information relating to any Underwriter furnished in writing to the Company by the Representatives specifically for inclusion in the Registration Statement or Prospectus or any amendment or supplement thereto, it being understood and agreed that the only such information is that described as such in Section 6(b) hereof.

(d) Company Not Ineligible Issuer. (i) At the time of filing the Registration Statement and (ii) as of the date of the execution and delivery of this Agreement (with such date being used as the determination date for purposes of this clause (ii)), the Company was not and is not an “ineligible issuer” (as defined in Rule 405 of the Rules and Regulations).

(e) Disclosure at the Time of Sale. As of the Applicable Time, neither (i) the Issuer General Use Free Writing Prospectus (as defined below) issued at or prior to the Applicable Time and the preliminary prospectus related to this offering, considered together (collectively, the “General Disclosure Package”), nor (ii) any individual Issuer Limited Use Free Writing Prospectus, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The foregoing representations and warranties in this Section 3(e) do not apply to any statements or omissions made in reliance on and in conformity with information relating to any Underwriter furnished in writing to the Company by the Representatives specifically for inclusion therein, it being understood and agreed that the only such information is that described as such in Section 6(b) hereof.

As used in this subsection and elsewhere in this Agreement:

“Applicable Time” means        [a.m./p.m.] New York City time, on , 2012 or such other time as agreed by the Company and the Representatives.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the Rules and Regulations, relating to the Shares that (i) is required to be filed with the Commission by the Company, (ii) is a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission or (iii) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Shares or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being specified in Schedule II hereto.

“Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.

(f) Issuer Free Writing Prospectuses. Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information then contained in the Registration Statement. The foregoing representations and warranties in this Section 3(f) do not apply to any statements or omissions made in reliance on and in conformity with information relating to any Underwriter furnished in writing to the Company by the Representatives specifically for inclusion therein, it being understood and agreed that the only such information is that described as such in Section 6(b) hereof. If at any time following the issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information then contained in the Registration Statement or included or would include an untrue statement of material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in light of the circumstances prevailing at that subsequent time, not misleading, the Company has promptly notified or will promptly notify the Representatives and has promptly amended or will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement, or omission.

(g) Distribution of Offering Material by the Company. The Company has not distributed and will not distribute, prior to the later of the Closing Date and the completion of the Underwriters’ distribution of the Shares, any offering material in connection with the offering or sale of the Shares other than the Registration Statement, the preliminary prospectus, the Permitted Free Writing Prospectuses (as defined herein) reviewed and consented to by the Representatives and included in Schedule II hereto, and the Prospectus.

(h) Due Incorporation; Subsidiaries. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has full power and authority to conduct all the activities conducted by it, to own or lease all the assets owned or leased by it and to conduct its business as described in the General Disclosure Package and the Prospectus. The Company is duly licensed or qualified to do business, and is in good standing as a foreign corporation, in all jurisdictions in which the nature of the activities conducted by it or the character of the assets owned or leased by it makes such licensing or qualification necessary. The Company has no subsidiaries.

(i) Authorization of Shares. The authorized, issued and outstanding capital stock of the Company is as set forth in the General Disclosure Package and the Prospectus under the caption “Capitalization.” The outstanding shares of Common Stock and any other outstanding capital stock of the Company have been, and the Shares to be issued and sold by the Company upon such issuance in accordance with this Agreement will be, duly authorized, validly issued, fully paid and non-assessable and will not be subject to any preemptive, first refusal, or similar right. The description of the Common Stock included in the General Disclosure Package and the Prospectus is complete and accurate in all material respects. Except as disclosed in the General Disclosure Package and the Prospectus (exclusive of any amendments or supplements thereto subsequent to the Applicable Time), the Company does not have outstanding any options to purchase, or any rights or warrants to subscribe for, or any securities or obligations convertible into, or any contracts or commitments to issue or sell, any shares of capital stock of the Company or any such warrants, convertible securities or obligations.

Upon the issuance and delivery pursuant to the terms of this Agreement, the Underwriters will acquire good and marketable title to the Shares, free and clear of any liens, charge, claim, encumbrance, pledge, security interest, defect or other restriction or equity of any kind whatsoever.

(j) No Finder’s Fee. Except as disclosed in the General Disclosure Package and the Prospectus (exclusive of any amendments or supplements thereto subsequent to the Applicable Time), there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with this offering.

(k) Financial Statements.

(i) The financial statements and schedules included in the General Disclosure Package and the Prospectus present fairly the financial condition of the Company as of the respective dates thereof and the results of operations and cash flows of the Company for the respective periods covered thereby, all in conformity with generally accepted accounting principles applied on a consistent basis throughout the entire period involved, except as otherwise disclosed in the General Disclosure Package and the Prospectus (exclusive of any amendments or supplements thereto subsequent to the Applicable Time). The pro forma financial statements and other pro forma financial information included in the General Disclosure Package and the Prospectus (i) present fairly in all material respects the information shown therein, (ii) have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and (iii) have been properly computed on the bases described therein. The assumptions used in the preparation of the pro forma financial statements and other pro forma financial information included in the General Disclosure Package and the Prospectus are reasonable and the adjustments used therein are appropriate to give effect to the transactions or circumstances referred to therein. No other financial statements, schedules or “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) of the Company are required by the Act or the Rules and Regulations to be included in the General Disclosure Package or the Prospectus.

(ii) BDO USA, LLP (the “Accountants”) who have reported on such financial statements and schedules, are independent accountants with respect to the Company as required by the Act and the Rules and Regulations and by Rule 3600T of the Public Accounting Oversight Board. Except as described in the General Disclosure Package and the Prospectus (exclusive of any amendments or supplements thereto subsequent to the Applicable Time) and as preapproved in accordance with the requirements set forth in Section 10A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Accountants have not engaged in any “prohibited activities” (as defined in Section 10A of the Exchange Act) on behalf of the Company. The statements included in the General Disclosure Package and the Prospectus with respect to the Accountants pursuant to Rule 509 of Regulation S-K of the Rules and Regulations are true and correct in all material respects.

(l) No Material Adverse Changes. Since the respective dates as of which information is given in the General Disclosure Package and the Prospectus and prior to the Closing Date, except as disclosed in the General Disclosure Package and the Prospectus (exclusive of any amendments or supplements thereto subsequent to the Applicable Time), (i) there has not been and will not have been a material adverse change in the business, properties, business prospects, condition (financial or otherwise) or results of operations of the Company, arising for any reason whatsoever (a “Material Adverse Change”) or a material change in the capital stock, short-term debt or long-term debt of the Company, (ii) the Company has not incurred, nor will it incur, any material liabilities or obligations, direct or contingent, nor has it entered into, nor will it enter into, any material transactions not in the ordinary course of business, other than pursuant to this Agreement and the transactions referred to herein, and (iii) the Company has not and will not have paid or declared any dividends or other distributions of any kind on any class of its capital stock.

(m) Investment Company. The Company is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the General Disclosure Package and the Prospectus, will not be an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended.

(n) Reserve Reports.

(i) Ralph E. Davis & Associates, Inc., a reserve engineer that prepared reserve reports on estimated net proved oil and natural gas reserves held by the Company as of December 31, 2011 was, as of the date of preparation of such reserve reports, and is, as of the date hereof, an independent petroleum engineer with respect to the Company.

(ii) The information contained in the General Disclosure Package and the Prospectus regarding estimated proved reserves is based upon the reserve reports prepared by Ralph E. Davis & Associates, Inc. The information provided to Ralph E. Davis & Associates, Inc. by the Company, including, without limitation, information as to: production, costs of operation and development, current prices for production, agreements relating to current and future operations and sales of production, was true and correct on the dates the reports were made. Such information was provided to Ralph E. Davis & Associates, Inc. in accordance with all customary industry practices.

(iii) The reserve reports prepared by Ralph E. Davis & Associates, Inc. setting forth the estimated proved reserves attributed to the oil and gas properties of the Company accurately reflect in all material respects the ownership interests of the Company in the properties therein. Except as described in the General Disclosure Package and the Prospectus (exclusive of any amendments or supplements thereto subsequent to the Applicable Time), the Company is not aware of any facts or circumstances that would result in a material adverse change in the aggregate net reserves, or the present value of future net cash flows therefrom, as described in the General Disclosure Package, the Prospectus and the reserve reports; and estimates of such reserves and present values as described in the General Disclosure Package and the Prospectus and reflected in the reserve reports comply with the applicable requirements of Regulation S-X and Industry Guide 2 under the Act.

(o) Litigation. Except as disclosed in the General Disclosure Package and the Prospectus (exclusive of any amendments or supplements thereto subsequent to the Applicable Time), there are no actions, suits or proceedings pending, or to the Company’s knowledge, threatened against or affecting, the Company or any of its officers in their capacity as such, before or by any federal or state court, commission, regulatory body, including the Financial Industry Regulatory Authority, Inc. (“FINRA”), administrative agency or other governmental body, domestic or foreign, wherein an unfavorable ruling, decision or finding would reasonably be expected to result in a Material Adverse Change. The Company has not received any notice of proceedings relating to the revocation or modification of any material authorization, approval, order, license, certificate, franchise or permit. There are no pending investigations known to the Company involving the Company by any governmental agency having jurisdiction over the Company or its businesses or operations.

(p) Necessary Licenses, Compliance with Laws and Regulations and Performance of Obligations and Contracts. The Company has (i) all material governmental and other regulatory licenses, permits, consents, orders, approvals and other authorizations necessary to carry on its business as contemplated in the General Disclosure Package and the Prospectus, (ii) complied in all material respects with all laws, regulations and orders applicable to it or its business and (iii) performed all obligations required to be performed by it, and is not in default under any indenture, mortgage, deed of trust, voting trust agreement, loan agreement, bond, debenture, note agreement, lease or other agreement or instrument (individually, a “Contract” and collectively, “Contracts”) to which it is a party or by which its property is bound or affected. To the best knowledge of the Company, no other party under any Contract to which it is a party is in default in any respect thereunder or has given written, or to the knowledge of the officers and directors of the Company oral, notice to the Company or any of its officers or directors of such other party’s intention to terminate, cancel or refuse to renew any Contract.

The Company is not in violation of any provision of its certificate of incorporation or by-laws. The disclosures included in the General Disclosure Package and the Prospectus concerning the effects of federal, state, local and foreign laws, rules and regulations on the business of the Company as currently conducted and as proposed to be conducted are correct in all material respects and do not omit to state a material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

(q) No Consent of Governmental Body Needed. No consent, approval, authorization or order of, or any filing or declaration with, any court or governmental agency or body is required in connection with the authorization, issuance, transfer, sale or delivery of the Shares by the Company, in connection with the execution, delivery and performance of this Agreement by the Company or in connection with the taking by the Company of any action contemplated hereby, except as have been obtained under the Act and the Rules and Regulations and such as may be required under state securities or Blue Sky laws or the rules and regulations of FINRA in connection with the purchase and distribution by the Underwriters of the Shares to be sold by the Company. No consent, approval, authorization or order of, or qualification with, any court or governmental agency or body, other than those obtained, is required in connection with the offering of the Directed Shares in any jurisdiction where the Directed Shares are being offered.

(r) Agreement Duly Authorized and No Breach of Obligations or Charter. The Company has full corporate power and authority to enter into this Agreement. This Agreement has been duly authorized, executed and delivered by the Company. The execution and delivery by the Company of this Agreement and the performance of this Agreement, the consummation of the transactions contemplated hereby, and the application of the net proceeds from the offering and sale of the Shares to be sold by the Company in the manner set forth in the General Disclosure Package and the Prospectus under “Use of Proceeds” do not and will not (i) violate the certificate of incorporation or by-laws of the Company, (ii) result in the creation or imposition of any lien, charge or encumbrance upon any of the assets of the Company pursuant to the terms or provisions of, or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or give any other party a right to terminate any of its obligations under, or result in the acceleration of any obligation under any Contract to which the Company is a party or by which the Company or any of its properties is bound or affected, or (iii) violate or conflict with any judgment, ruling, decree, order, statute, rule or regulation of any court or other governmental agency or body applicable to the business or properties of the Company, except, in the case of clauses (ii) and (iii), as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change.

(s) Title to Property. The Company has (i) legal, good and defensible title to all of the interests in oil and gas properties underlying the Company’s estimates of its net proved oil and natural gas reserves contained in the General Disclosure Package and the Prospectus and (ii) good and marketable title to all other real and personal property described in the General Disclosure Package and Prospectus as assets owned by it, in each case free and clear of all liens, encumbrances and defects except such (i) as are described in the General Disclosure Package and the Prospectus (exclusive of any amendments or supplements thereto subsequent to the Applicable Time), (ii) liens and encumbrances under operating agreements, unitization and pooling agreements, production sales contracts, farmout agreements and other oil and gas exploration participation and production agreements, in each case that secure payment of amounts not yet due and payable for the performance of other unmatured obligations and are of a scope and nature customary in the oil and gas industry or arise in connection with drilling and production operations, or (iii) as are not material to the business of the Company. Any other real property and buildings held under lease by the Company are held under valid, subsisting and enforceable leases, with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company; and the working interests derived from oil, gas and mineral leases or mineral interests that constitute a portion of the real property held or leased by the Company reflect the rights of the Company to explore, develop or produce hydrocarbons from such real property in the manner contemplated by the General Disclosure Package and the Prospectus, and the care taken by the Company with respect to acquiring or otherwise procuring such leases or other property interests was generally consistent with standard industry practices in the areas in which the Company operates for acquiring or procuring leases and interests therein to explore, develop or produce hydrocarbons. With respect to interests in oil and gas leases obtained by or on behalf of the Company that have not yet been drilled or included in a unit for drilling, the Company or its agents have carried out such title investigations in accordance with the practices customary in the oil and gas industry in the areas in which the leased properties are located. As of the date hereof, (i) all royalties, rentals, deposits and other amounts owed under the oil and gas leases constituting the oil and gas properties of the Company have been properly and timely paid (other than amounts held in suspense accounts pending routine payments or related to disputes about the proper identification of royalty owners and except where the failure to timely pay or pay such amounts would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change); and no material amount of proceeds from the sale or production attributable to the oil and gas properties of the Company are currently being held in suspense by any purchaser thereof, and (ii) there are no material claims under take-or-pay contracts pursuant to which natural gas purchasers have any make-up rights affecting the interests of the Company in its oil and gas properties.

(t) Documents Described in Registration Statement. There is no document or Contract of a character required to be described in the General Disclosure Package or the Prospectus or to be filed as an exhibit to the Registration Statement that is not described or filed as required. All such Contracts described in the General Disclosure Package or the Prospectus or filed as an exhibit to the Registration Statement were duly authorized, executed and delivered by the Company, constitute valid and binding agreements of the Company and are enforceable against the Company in accordance with the terms thereof.

(u) Accurate Disclosure. The statements in the General Disclosure Package and the Prospectus under the headings “Material U.S. Federal Income Tax Considerations to Non-U.S. Holders,” “Description of Capital Stock,” “Business – Regulation of the Oil and Gas Industry,” “Business—Material Definitive Agreements” and “Certain Relationships and Related Party Transactions” insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate in all material respects and fair summaries of such legal matters, agreements, documents or proceedings.

(v) Statistical and Market Data. All statistical or market-related data included in the General Disclosure Package or the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate, and the Company has obtained the written consent to the use of such data from such sources to the extent required.

(w) No Price Stabilization or Manipulation. Neither the Company nor any of its directors, officers or controlling persons has taken, directly or indirectly, any action intended to cause or result in, or which might reasonably be expected to cause or result in, or which has constituted, stabilization or manipulation, under the Act or otherwise, of the price of any security of the Company to facilitate the sale or resale of the Shares.

(x) No Registration Rights. No holder of securities of the Company has rights to register any securities of the Company because of the filing of the Registration Statement, the Prospectus or the offering of the Shares, except for rights that have been duly waived by such holder, have expired or have been fulfilled by registration prior to the date of this Agreement.

(y) Stock Exchange Listing. The Shares are duly approved for listing on the New York Stock Exchange, subject only to notice of issuance.

(z) Labor Matters. The Company is not involved in any material labor dispute nor, to the knowledge of the Company, is any such dispute threatened.

(aa) Taxes. The Company has filed all federal, state and foreign income and franchise tax returns and has paid all taxes required to be filed or paid by it and, if due and payable, any related or similar assessment, fine or penalty levied against it. The Company has made adequate charges, accruals and reserves in the applicable financial statements referred to in Section 3(k) above in respect of all material federal, state and foreign income and franchise taxes for all periods as to which the tax liability of the Company has not been finally determined.

(bb) Insurance. The Company carries, or is covered by, insurance in such amounts and covering such risks as it believes is adequate for the conduct of its business and the value of its properties and is customary for companies engaged in similar industries.

(cc) Defined Benefit Plans. The Company has not maintained or contributed to a defined benefit plan as defined in Section 3(35) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”). No plan maintained or contributed to by the Company that is subject to ERISA (an “ERISA Plan”) (or any trust created thereunder) has engaged in a “prohibited transaction” within the meaning of Section 406 of ERISA or Section 4975 of the Code that could subject the Company to any material tax penalty on prohibited transactions and that has not adequately been corrected. Each ERISA Plan is in compliance in all material respects with all reporting, disclosure and other requirements of the Code and ERISA as they relate to such ERISA Plan, except for any noncompliance which would not result in the imposition of a material tax or monetary penalty. With respect to each ERISA Plan that is intended to be “qualified” within the meaning of Section 401(a) of the Code, either (i) a determination letter has been issued by the Internal Revenue Service stating that such ERISA Plan and the attendant trust are qualified thereunder, or (ii) the remedial amendment period under Section 401(b) of the Code with respect to the establishment of such ERISA Plan has not ended and a determination letter application will be filed with respect to such ERISA Plan prior to the end of such remedial amendment period. The Company has never completely or partially withdrawn from a “multiemployer plan,” as defined in Section 3(37) of ERISA.

(dd) Intellectual Property. The Company owns or possesses, or can acquire on reasonable terms, all material patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names currently employed by it in connection with the business now operated by it, and the Company has not received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing which would, individually or in the aggregate, if the subject of an unfavorable ruling, decision or finding, reasonably be expected to result in a Material Adverse Change.

(ee) Related Party Transactions. There are no business relationships or related party transactions involving the Company or any other person required to be described in the General Disclosure Package and the Prospectus that have not been described. No relationship, direct or indirect, exists between or among the Company on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company on the other hand, that is required to be described in the General Disclosure Package and the Prospectus and that is not so described. The Company has provided to the Representatives true, correct and complete copies of all documentation pertaining to any extension of credit in the form of a personal loan made, directly or indirectly, by the Company to any director or executive officer of the Company, or to any family member or affiliate of any director or executive officer of the Company; and since July 12, 2011, the Company has not, directly or indirectly: (i) extended or maintained credit, arranged to extend credit, or renewed any extension of credit, in the form of a personal loan, to or for any director or executive officer of the Company, or to or for any family member or affiliate of any director or executive officer of the Company; or (ii) made any material modification, including any renewal thereof, to any term of any personal loan to any director or executive officer of the Company, or any family member or affiliate of any director or executive officer, which loan was outstanding on July 12, 2011.

(ff) Environmental Matters. Except as disclosed in the General Disclosure Package and the Prospectus (exclusive of any amendments or supplements thereto subsequent to the Applicable Time), (a)(i) the Company is not in violation of and does not have any liability under, any applicable federal, state, local or non-U.S. statute, law, rule, regulation, ordinance, code, other requirement or rule of law (including common law), or decision or order of any domestic or foreign governmental agency, governmental body or court, relating to pollution, to the use, handling, transportation, treatment, storage, discharge, disposal or release of Hazardous Substances, to the protection or restoration of the environment or natural resources (including biota), to health and safety including as such relates to exposure to Hazardous Substances, and to natural resource damages (collectively, “Environmental Laws”), (ii) the Company does not own, occupy, operate or use any real property contaminated with Hazardous Substances, (iii) the Company is not conducting or funding any investigation, remediation, remedial action or monitoring of actual or suspected Hazardous Substances in the environment, (iv) the Company is not liable or allegedly liable for any release or threatened release of Hazardous Substances, including at any off-site treatment, storage or disposal site or any formerly owned or occupied real property, (v) the Company is not subject to any claim by any governmental agency or governmental body or person relating to applicable Environmental Laws or Hazardous Substances, and (vi) to the knowledge of the Company, the Company has received and is in compliance with all, and has no liability under any, permits, licenses, authorizations, identification numbers or other approvals required under applicable Environmental Laws to conduct its businesses; except in each case covered by clauses (i) — (vi) such as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change; (b) to the knowledge of the Company there are no facts or circumstances that would reasonably be expected to result in a violation or liability under, or claim pursuant to, any Environmental Law such as would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change; (c) to the knowledge of the Company there are no requirements proposed for adoption or implementation under any Environmental Law that would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change; and (d) in the ordinary course of its business, the Company periodically evaluates the effect, including associated costs and liabilities, of Environmental Laws on the business, properties, results of operations, products and financial condition of it, and, on the basis of such evaluation, except as disclosed in the General Disclosure Package and the Prospectus (exclusive of any amendments or supplements thereto subsequent to the Applicable Time), the Company has reasonably concluded that such Environmental Laws would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change. For purposes of this subsection “Hazardous Substances” means (A) petroleum and petroleum products, by-products or breakdown products, radioactive materials, asbestos-containing materials, polychlorinated biphenyls and mold, and (B) any other chemical, material or substance defined or regulated as toxic or hazardous or as a pollutant, contaminant or waste under applicable Environmental Laws.

(gg) Directed Share Materials. Neither the Company nor any person acting on its behalf has furnished any written materials of any kind to any individual or entity with respect to the Directed Share Program unless such recipient first received a copy of the preliminary prospectus.

(hh) Offers of Directed Shares. The Company has not offered, or caused the Designated Underwriter to offer, Shares to any person pursuant to the Directed Share Program with the specific intent to unlawfully influence (i) a customer or supplier of the Company to alter the customer’s or supplier’s level or type of business with the Company or (ii) a trade journalist or publication to write or publish favorable information about the Company or its products. To the Company’s knowledge, no Participant is a “restricted person” within the meaning of FINRA Rule 5130.

(ii) Anti-corruption Laws; Money Laundering Laws; Sanctions. Except as disclosed in the General Disclosure Package and the Prospectus (exclusive of any amendments or supplements thereto subsequent to the Applicable Time), each of the Company and, to the Company’s knowledge, its affiliates and any of their respective officers, directors, supervisors, managers, agents, employees, and any other persons acting on its behalf, is not aware of, has not taken, and will not take any action, directly or indirectly, including its participation in the offering and sale of the Shares, that violates the following laws, has instituted and maintains policies and procedures designed to ensure continued compliance with each of the following laws, and has maintained, and will continue to maintain, books and records as required by, and that ensure continued compliance with, each of the following laws: (a) anti-corruption laws, including but not limited to, any applicable law, rule, or regulation of any locality, including but not limited to any law, rule, or regulation promulgated to implement the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, signed December 17, 1997, including the U.S. Foreign Corrupt Practices Act of 1977 or any other law, rule or regulation of similar purpose and scope, (b) anti-money laundering laws, including but not limited to, applicable federal, state, international, foreign or other laws, regulations or government guidance regarding anti-money laundering, including, without limitation, Title 18 U.S. Code section 1956 and 1957, the Patriot Act, the Bank Secrecy Act, and international anti-money laundering principles or procedures by an intergovernmental group or organization, such as the Financial Action Task Force on Money Laundering, of which the United States is a member and with which designation the United States representative to the group or organization continues to concur, all as amended, and any Executive Order, directive, or regulation pursuant to the authority of any of the foregoing, or any orders or licenses issued thereunder or (c) laws and regulations imposing U.S. economic sanctions measures, including, but not limited to, the international Emergency Economic Powers Act, the Trading with the Enemy Act, the United Nations Participation Act, and the Syria Accountability and Lebanese Sovereignty Act, all as amended, and any Executive Order, directive, or regulation pursuant to the authority of any of the foregoing, including the regulations of the U.S. Treasury Department set forth under 31 CFR, Subtitle B, Chapter V, as amended, or any orders or licenses issued thereunder.

(jj) OFAC. Neither the Company nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or person acting on behalf of the Company is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not, to its knowledge, directly or indirectly use the proceeds of the offering and sale of the Shares, or lend, contribute or otherwise make available such proceeds to any joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(kk) Controls and Procedures.

(i) Disclosure Controls and Procedures. The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 and 15d-15 under the Exchange Act), that (A) are designed to ensure that material information relating to the Company is made known to the Company’s principal executive officer and its principal financial officer by others within the Company, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared; (B) provide for the periodic evaluation of the effectiveness of such disclosure controls and procedures as of the end of the period covered by the Company’s most recent annual or quarterly report filed with the Commission; and (C) are effective in all material respects to perform the functions for which they were established.

(ii) Internal Control Over Financial Reporting and Internal Accounting Controls. The Company (1) makes and keeps accurate books and records, (2) maintains effective internal control over financial reporting as defined in Rules 13a-15 and 15d-15 under the Exchange Act, and (3) maintains a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(iii) No Material Weakness in Internal Controls. Except as disclosed in the General Disclosure Package and the Prospectus (exclusive of any amendments or supplements thereto subsequent to the Applicable Time), since the end of the Company’s most recent audited fiscal year, there has been (i) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (ii) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(iv) The Company is not aware of (A) any significant deficiency in the design or operation of its internal control over financial reporting which is reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial data or any material weaknesses in internal controls, except as disclosed in the General Disclosure Package and the Prospectus (exclusive of any amendments or supplements thereto subsequent to the Applicable Time), since the end of the Company’s most recent audited fiscal year; or (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls.

(ll) Accounting Policies. The section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Policies and Procedures” in the General Disclosure Package and the Prospectus accurately and fully describes (i) the accounting policies that the Company believes are the most important in the portrayal of the Company’s financial condition and results of operations and that require management’s most difficult, subjective or complex judgments; (ii) the judgments and uncertainties affecting the application of critical accounting policies; and (iii) the likelihood that materially different amounts would be reported under different conditions or using different assumptions and an explanation thereof.

(mm) Sales of Unregistered Securities. Except as described in the General Disclosure Package and the Prospectus (exclusive of any amendments or supplements thereto subsequent to the Applicable Time), the Company has not sold, issued or distributed any shares of Common Stock during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A under, or Regulation D or S of, the Act, other than shares issued pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans or pursuant to outstanding options, rights or warrants.

(nn) Off-Balance Sheet Transactions. Except as described in the General Disclosure Package and the Prospectus (exclusive of any amendments or supplements thereto subsequent to the Applicable Time), there are no material off-balance sheet transactions (including, without limitation, transactions related to, and the existence of, “variable interest entities” within the meaning of Financial Accounting Standards Board Interpretation No. 46),

arrangements, obligations (including contingent obligations), or any other relationships with unconsolidated entities or other persons, that may have a material current or future effect on the Company’s financial condition, changes in financial condition, results of operations, liquidity, capital expenditures, capital resources, or significant components of revenues or expenses.

(oo) Audit Committee. The Company’s Board of Directors has validly appointed an audit committee whose composition satisfies or will satisfy the requirements of Sections 303A.06 and 303A.07 of The New York Stock Exchange Listed Company Manual (the “NYSE Manual”) and Rule 10A-3 of the Exchange Act within the time period permitted by The New York Stock Exchange, LLC in connection with the Company’s initial listing of its Common Stock for trading. The Board of Directors and/or the audit committee has adopted a charter that satisfies the requirements of Sections 303A.06 and 303A.07 of the NYSE Manual and Rule 10A-3 of the Exchange Act. The audit committee has reviewed the adequacy of its charter within the past twelve months. Neither the Board of Directors nor the audit committee has been informed, nor is any director of the Company aware, of (i) any significant deficiencies in the design or operation of the Company’s internal controls that could adversely affect the Company’s ability to record, process, summarize and report financial data or any material weakness in the Company’s internal controls, except for those deficiencies expressly described as such in the General Disclosure Package and the Prospectus; (ii) any fraud, whether or not material, that involves management or other employees of the Company who have a significant role in the Company’s internal controls; or (iii) any matter which could result in a future restatement of the Company’s financial statements for any annual or interim period during the current or prior three fiscal years.

(pp) Sarbanes-Oxley. The Company is, and after giving effect to the offering and sale of the Shares will be, in compliance in all material respects with all applicable effective provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations of the Commission promulgated thereunder.

4. Agreements of the Company. The Company agrees with each Underwriter as follows:

(a) Amendments and Supplements. The Company shall not, either prior to any effective date or thereafter during such period as a prospectus is (or, but for the exemption in Rule 172 of the Act, would be) required by law to be delivered (the “Prospectus Delivery Period”) in connection with sales of the Shares by an Underwriter or dealer, amend or supplement the Registration Statement, the General Disclosure Package or the Prospectus, unless a copy of such amendment or supplement thereof shall first have been submitted to the Representatives within a reasonable period of time prior to the filing or, if no filing is required, the use thereof and the Representatives shall not have objected thereto in good faith.

(b) Amendments and Supplements to the Registration Statement, the General Disclosure Package, and the Prospectus and Other Securities Act Matters. If, during the Prospectus Delivery Period, any event or development shall occur or condition exist as a result of which the General Disclosure Package or the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing or under which they were made, as the case may be, not misleading, or if it shall be necessary to amend or supplement the General Disclosure Package or the Prospectus, in order to make the statements therein, in the light of the circumstances then prevailing or under which they were made, as the case may be, not misleading, or if in the opinion of the Representatives it is otherwise necessary to amend or supplement the Registration Statement, the General Disclosure Package or the Prospectus, or to file a new registration statement, in order to comply with law, including in connection with the delivery of the Prospectus, the Company agrees to (i) promptly notify the Representatives of any such event or condition and (ii) promptly prepare (subject to Sections 4(a) hereof), file with the Commission (and use its best efforts to have any amendment to the Registration Statement or any new registration statement to be declared effective) and furnish at its own expense to the Underwriters and to dealers, amendments or supplements to the Registration Statement, the General Disclosure Package or the Prospectus, or any new registration statement, necessary in order to make the statements in the General Disclosure Package or the Prospectus as so amended or supplemented, in the light of the circumstances then prevailing or under which they were made, as the case may be, not misleading or so that the Registration Statement, the General Disclosure Package or the Prospectus, as amended or supplemented, will comply with law. Neither the Representatives’ consent to, nor the Underwriters’ delivery of, any such amendment, supplement or new registration statement shall constitute a waiver of any of the conditions set forth in Section 5 hereof.

(c) Notifications to the Representatives. The Company shall use its best efforts to cause the Registration Statement to become effective, and shall notify the Representatives promptly, and shall confirm such advice in writing, (i) when any post-effective amendment to the Registration Statement has become effective, (ii) of any request by the Commission for amendments or supplements to the Registration Statement or the Prospectus or for additional information, (iii) of the commencement by the Commission or by any state securities commission of any proceedings for the suspension of the qualification of any of the Shares for offering or sale in any jurisdiction or of the initiation, or the threatening, of any proceeding for that purpose, including, without limitation, the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose or the threat thereof, (iv) of the happening of any event during the Prospectus Delivery Period that in the judgment of the Company makes any statement made in the Registration Statement or the Prospectus untrue or that requires the making of any changes in the Registration Statement, in order to make the statements therein not misleading, or the Prospectus, in order to make the statements therein, in light of the circumstances in which they are made, not misleading, and (v) of receipt by the Company or any representative of the Company of any other communication from the Commission relating to the Company, the Registration Statement, any preliminary prospectus or the Prospectus. If at any time the Commission shall issue any order suspending the effectiveness of the Registration Statement, the Company shall use best efforts to obtain the withdrawal of such order at the earliest possible moment. The Company shall use its best efforts to comply with the provisions of and make all requisite filings with the Commission pursuant to the Rules and Regulations and to notify the Representatives promptly of all such filings.

(d) Executed Registration Statements. The Company shall furnish to the Representatives, without charge, for transmittal to each of the other Underwriters, two signed copies of the Registration Statement and of any post-effective amendment thereto, including financial statements and schedules, and all exhibits thereto, and shall furnish to the

Representatives, without charge, for transmittal to each of the other Underwriters, a copy of the Registration Statement and any post-effective amendment thereto, including financial statements and schedules but without exhibits.

(e) Undertakings. The Company shall comply with all the provisions of any undertakings contained and required to be contained in the Registration Statement.

(f) Prospectus. Prior to 10:00 a.m., New York City time, on the business day next succeeding the date of this Agreement, and thereafter from time to time during the Prospectus Delivery Period, the Company shall deliver to each of the Underwriters, without charge, as many copies of any preliminary prospectus, the Prospectus, any Permitted Free Writing Prospectus (as defined below) and any amendments or supplements thereto as the Representatives may reasonably request. The Company consents to the use of any preliminary prospectus, the Prospectus, any Permitted Free Writing Prospectus and any amendments or supplements thereto by the Underwriters and by all dealers to whom the Shares may be sold, both in connection with the offering or sale of the Shares and for the Prospectus Delivery Period.

(g) Permitted Free Writing Prospectuses. The Company represents and agrees that it has not made and, unless it obtains the prior consent of the Representatives, will not make, any offer relating to the Shares that would constitute a “free writing prospectus” as defined in Rule 405 of the Rules and Regulations, required to be retained by the Company under Rule 433 of the Rules and Regulations; provided that the prior written consent of the Representatives hereto shall be deemed to have been given in respect of the Issuer Free Writing Prospectuses included in Schedule II hereto. Any such free writing prospectus consented to by the Representatives is herein referred to as a “Permitted Free Writing Prospectus.” The Company agrees that (i) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, and (ii) has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 of the Act applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

(h) Compliance with Blue Sky Laws. The Company shall cooperate with the Representatives and counsel to the Underwriters in connection with the registration or qualification (or the obtaining of exemptions from the application thereof) of the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representatives may request, including, without limitation, the provinces and territories of Canada and other jurisdictions outside the United States; provided, however, that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to general service of process in any jurisdiction where it is not now so subject.

(i) Delivery of Financial Statements. During the period of five years commencing on the effective date of the Registration Statement applicable to the Underwriters, the Company shall furnish to the Representatives, and each other Underwriter who may so request, copies of such financial statements and other periodic and special reports as the Company may from time to time distribute generally to the holders of any class of its capital stock and will furnish to the Representatives, and each other Underwriter who may so request, a copy of each annual or other report it shall be required to file with the Commission.

(j) Availability of Earnings Statements. The Company shall make generally available to holders of its securities as soon as may be practicable but in no event later than the last day of the fifteenth full calendar month following the calendar quarter in which the most recent effective date occurs in accordance with Rule 158 of the Rules and Regulations, an earnings statement (which need not be audited but shall be in reasonable detail) for a period of 12 months ended commencing after the effective date, and satisfying the provisions of Section 11(a) of the Act (including Rule 158 of the Rules and Regulations).

(k) Expenses. Whether or not any of the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company shall pay, or reimburse if paid by the Representatives, all costs and expenses incident to the performance of the obligations of the Company under this Agreement, including but not limited to costs and expenses of or relating to (i) the preparation, printing and filing of the Registration Statement and exhibits to it, each preliminary prospectus, each Permitted Free Writing Prospectus, the Prospectus, and all amendments and supplements to such documents, (ii) the preparation, printing and delivery of certificates representing the Shares, (iii) the printing of this Agreement, the Agreement Among Underwriters and any Dealer Agreements and any Underwriters’ Questionnaire, (iv) the preparation and filing of the registration statement on Form 8-A relating to the Common Stock, (v) furnishing (including costs of shipping, mailing and courier) such copies of the Registration Statement, the Prospectus, any preliminary prospectus and any Permitted Free Writing Prospectus, and all amendments and supplements thereto, as may be requested for use in connection with the offering and sale of the Shares by the Underwriters or by dealers to whom Shares may be sold, (vi) the listing or quotation of the Shares on the New York Stock Exchange and other national and foreign exchanges, (vii) any filings required to be made by the Representatives with FINRA, and the fees, disbursements and other charges of counsel for the Underwriters in connection therewith, (viii) the registration or qualification of the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions designated pursuant to Section 4(h) hereof, including the fees, disbursements and other charges of counsel to the Underwriters in connection therewith, and, if requested by the Representatives, the preparation and printing of preliminary, supplemental and final Blue Sky memoranda, (ix) counsel to the Company, (x) DTC and the transfer agent for the Shares, (xi) the Accountants, (xii) the marketing of the offering by the Company, including, without limitation, all costs and expenses relating to investor presentations on any road show undertaken in connection with the offering and all costs and expenses of aircraft chartered or commercial airline tickets, hotels, meals and other travel expenses of officers, employees, agents and other representatives of the Company (but not officers, employees, agents or other representatives of the Representatives), (xiii) all costs and expenses incurred by counsel to the Underwriters in connection with the Directed Share Program and (xiv) all fees, costs and expenses for consultants used by the Company in connection with the offering.

(l) Reimbursement of Expenses upon Termination of Agreement. If this Agreement shall be terminated by the Company pursuant to any of the provisions hereof or if for any reason the Company shall be unable to perform its obligations or to fulfill any conditions hereunder or if the Underwriters shall terminate this Agreement pursuant to Section 7 or the

Agreement is terminated pursuant to the second sentence of Section 8, the Company shall reimburse the Underwriters for all out-of-pocket expenses (including the fees, disbursements and other charges of counsel to the Underwriters) reasonably incurred by them in connection herewith; provided, however, that the Company shall not be obligated to reimburse the expenses of any defaulting Underwriter under Section 8.

(m) No Stabilization or Manipulation. The Company shall not at any time, directly or indirectly, take any action intended to cause or result in, or which might reasonably be expected to cause or result in, or which will constitute, stabilization or manipulation, under the Act or otherwise, of the price of any securities of the Company to facilitate the sale or resale of any of the Shares.

(n) Use of Proceeds. The Company shall apply the net proceeds from the offering and sale of the Shares to be sold by the Company in the manner set forth in the General Disclosure Package and Prospectus under “Use of Proceeds.”

(o) Option Grants. During the period of 180 days commencing at the Closing Date, the Company shall not, without the prior written consent of BMOCM, grant options to purchase shares of Common Stock at a price less than the initial public offering price.

(p) Lock-Up Agreements of Company, Management and Affiliates. The Company shall not, and shall cause each of its executive officers, directors and beneficial owners of more than 5% of the outstanding Common Stock to enter into agreements with the Representatives in the form set forth in Exhibit A to the effect that they shall not, for a period of 180 days after the date of the Prospectus (the “Lock-Up Period”), without the prior written consent of each of BMOCM and KBCM (which consent may be withheld in their sole discretion), (1) offer to sell, sell, pledge, contract to sell, purchase any option to sell, grant any option for the purchase of, lend, or otherwise dispose of, file or require the Company to file with the Commission a registration statement under the Act to register, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or warrants or other rights to acquire shares of Common Stock (the “Lock-Up Securities”) of which they are now, or may in the future become, the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) or (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of the Lock-Up Securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise; provided, however, that if (i) during the period that begins on the date that is 15 calendar days plus three business days before the last day of the Lock-Up Period and ends on the last day of the Lock-Up Period, the Company issues an earnings release or material news or a material event relating to the Company occurs, or (ii) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-Up Period, the restrictions imposed by this section shall continue to apply until the expiration of the date that is 15 calendar days plus three business days after the date on which the issuance of the earnings release or the material news or material event occurs. The Company will provide the Representatives with notice of any announcement described in clauses (i) or (ii) of the preceding sentence that gives rise to an extension of the Lock-Up Period. The restrictions set forth in this Section 4(p) shall not apply to (x) the sale of Shares to the Underwriters; (y) grants of stock options, restricted Common Stock or other awards in the ordinary course of business and in accordance with the terms of the New Source Energy Corporation 2011 Long-Term Incentive Plan described in the General Disclosure Package; or (z) the issuance of Common Stock upon the exercise of an option, warrant or other award or the conversion of a security granted under employee stock plans existing on or otherwise outstanding on the Closing Date and described in the General Disclosure Package.

(q) Directed Share Program. In connection with the Directed Share Program, the Company shall (i) ensure that the Directed Shares will be restricted to the extent required by the rules and regulations of FINRA from sale, transfer, assignment, pledge or hypothecation for a period of three months following the date of the effectiveness of the Registration Statement; and the Designated Underwriter will notify the Company as to which Directed Share Participants will need to be so restricted. At the request of the Designated Underwriter, the Company will direct the transfer agent to place stop transfer restrictions upon such securities for such period of time; and (ii) comply with all applicable securities and other applicable laws, rules and regulations in each foreign jurisdiction in which the Directed Shares are offered in connection with the Directed Share Program.

5. Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Firm Shares on the Closing Date and the Option Shares on the Option Closing Date are subject to the following conditions:

(a) Post Effective Amendments and Prospectus Filings. Notification that the Registration Statement has become effective shall be received by the Representatives not later than 6:00 p.m., New York City time, on the date of this Agreement, and all filings made pursuant to Rule 424 of the Rules and Regulations and Rules 430A, 430B or 430C, as applicable, shall have been made or will be made prior to the Closing Date in accordance with all such applicable rules.

(b) No Stop Orders, Requests for Information and No Amendments. (i) No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall be pending or, to the best knowledge of the Company, threatened by the Commission, (ii) no order suspending the qualification or registration of the Shares under the securities or Blue Sky laws of any jurisdiction shall be in effect and no proceeding for such purpose shall be pending before or threatened or contemplated by the authorities of any such jurisdiction, (iii) any request for additional information on the part of the staff of the Commission or any such authorities shall have been complied with to the satisfaction of the staff of the Commission or such authorities and (iv) after the date hereof no amendment or supplement to the Registration Statement, the General Disclosure Package or the Prospectus shall have been filed unless a copy thereof was first submitted to the Representatives and the Representatives did not object thereto in good faith.

(c) No Material Adverse Changes. Since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, except as disclosed in the General Disclosure Package and the Prospectus (exclusive of any amendments or supplements thereto subsequent to the Applicable Time) (i) there shall not have been a Material Adverse Change, (ii) the Company shall not have incurred any material liabilities or obligations, direct or contingent, (iii) the Company shall not have entered into any material transactions not in the ordinary course of business other than pursuant to this Agreement and the transactions referred to herein, (iv) the Company shall not have issued any securities (other than the Shares) or declared or paid any dividend or made any distribution in respect of its capital stock of any class or debt (long-term or short-term), and (v) no material amount of the assets of the Company shall have been pledged, mortgaged or otherwise encumbered.

(d) No Actions, Suits or Proceedings. Since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus (exclusive of any amendments or supplements thereto subsequent to the Applicable Time), there shall have been no material actions, suits or proceedings instituted, or to the Company’s knowledge, threatened against or affecting, the Company or any of its officers in their capacity as such, before or by any federal, state or local court, commission, regulatory body, administrative agency or other governmental body, domestic or foreign.

(e) All Representations True and Correct and All Conditions Fulfilled. Each of the representations and warranties of the Company contained herein shall be true and correct at the Closing Date as if made at the Closing Date and, with respect to the Option Shares, at the Option Closing Date as if made at the Option Closing Date, and all covenants and agreements contained herein to be performed by the Company and all conditions contained herein to be fulfilled or complied with by the Company at or prior to the Closing Date and, with respect to the Option Shares, at or prior to the Option Closing Date, shall have been duly performed, fulfilled or complied with.

(f) Opinions of Counsel to the Company. The Representatives shall have received the opinions and letters, each dated the Closing Date and, with respect to the Option Shares, the Option Closing Date, reasonably satisfactory in form and substance to counsel for the Underwriters, from Crowe & Dunlevy, A Professional Corporation, counsel to the Company, to the effect set forth in Exhibit B.

(g) Opinion of Counsel to the Underwriters. The Representatives shall have received an opinion, dated the Closing Date and the Option Closing Date, from Mayer Brown LLP, counsel to the Underwriters, with respect to the Registration Statement, the Prospectus and this Agreement, which opinion shall be satisfactory in all respects to the Representatives.

(h) Accountants’ Comfort Letter. On the date hereof, the Representatives shall have received from the Accountants a letter dated the date hereof, addressed to the Representatives, in form and substance reasonably satisfactory to the Representatives, containing statements and information of the type ordinarily included in accountant’s “comfort letters” to underwriters with respect to the audited and unaudited financial statements and certain financial information contained in the Registration Statement and the Prospectus. At the Closing Date and, as to the Option Shares, the Option Closing Date, the Representatives shall have received from the Accountants a letter dated such date, in form and substance reasonably satisfactory to the Representatives, to the effect that they reaffirm the statements made in the letter furnished by them pursuant to the preceding sentence, except that the specified date referred to therein for the carrying out of procedures shall be no more than three business days prior to the Closing Date or the Option Closing Date, as the case may be.

(i) Finley & Cook’s Comfort Letter. On the date hereof, the Representatives shall have received from Finley & Cook, PLLC (“F&C”) a letter dated the date hereof, addressed to the Representatives, in form and substance reasonably satisfactory to the Representatives, containing statements and information of the type ordinarily included in accountant’s “comfort letters” to underwriters with respect to the unaudited financial statements and certain financial information contained in the Registration Statement and the Prospectus. At the Closing Date and, as to the Option Shares, the Option Closing Date, the Representatives shall have received from F&C a letter dated such date, in form and substance reasonably satisfactory to the Representatives, to the effect that they reaffirm the statements made in the letter furnished by them pursuant to the preceding sentence.

(j) Officers’ Certificates. At the Closing Date and, as to the Option Shares, the Option Closing Date, there shall be furnished to the Representatives an accurate certificate, dated the date of its delivery, signed by each of the Chief Executive Officer and the Chief Financial Officer of the Company, in form and substance satisfactory to the Representatives, to the effect of clauses (i), (ii) and (iii) of Section 5(b) and to the effect that:

(i) each signer of such certificate has carefully examined the Registration Statement, the General Disclosure Package and the Prospectus;

(ii) there has not been a Material Adverse Change;

(iii) each of the representations and warranties of the Company contained in this Agreement are, at the time such certificate is delivered, true and correct; and

(iv) each of the covenants required herein to be performed by the Company on or prior to the date of such certificate has been duly, timely and fully performed and each condition herein required to be complied with by the Company on or prior to the delivery of such certificate has been duly, timely and fully complied with.

The officers signing and delivering such certificate may rely upon the best of their knowledge as to proceedings threatened.

(k) Lock-Up Agreements. The “lock-up” agreements referred to in Section 4(p), delivered to the Representatives on or prior to the Closing Date, shall be in full force and effect on the Closing Date.

(l) Compliance with Blue Sky Laws. The Shares shall be qualified for sale in such states and jurisdictions as the Representatives may reasonably request, including, without limitation, the provinces and territories of Canada and other jurisdictions outside the United States, and each such qualification shall be in effect and not subject to any stop order or other proceeding on the Closing Date and the Option Closing Date.

(m) Stock Exchange Listing. The Shares shall have been duly approved for listing on the New York Stock Exchange, subject only to notice of issuance.

(n) Ralph E. Davis Expert Letter. At the time of the execution of this Agreement, the Representatives shall have received from Ralph E. Davis & Associates, Inc. an initial letter (the “initial Ralph E. Davis expert letter”), in form and substance reasonably satisfactory to the Representatives, addressed to the Underwriters and dated the date hereof and a subsequent letter dated as of the Closing Date and, with respect to the Option Shares, the Option Closing Date, which such letter shall cover the period from any initial Ralph E. Davis expert letter to the Closing Date or the Option Closing Date, as the case may be, stating the conclusions and findings of such firm with respect to matters pertaining to the Company’s use and the firm’s reports on proved reserves of the Company as of December 31, 2011, as is customary to underwriters in connection with registered public offerings.

(o) Company Certificates. The Company shall have furnished to the Representatives such certificates, in addition to those specifically mentioned herein, as the Representatives may have reasonably requested as to the accuracy and completeness at the Closing Date and the Option Closing Date of any statement in the Registration Statement, the General Disclosure Package or the Prospectus, as to the accuracy at the Closing Date and the Option Closing Date of the representations and warranties of the Company herein, as to the performance by the Company of its obligations hereunder, as to the fulfillment of the conditions concurrent and precedent to the obligations hereunder of the Representatives or as to any other matters related to the issuance and sale of the Shares.

6. Indemnification.

(a) Indemnification of the Underwriters. The Company shall indemnify and hold harmless each Underwriter, the directors, officers, employees, counsel and agents of each Underwriter and each person, if any, who controls each Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act from and against any and all losses, claims, liabilities, expenses and damages (including any and all investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding between any of the indemnified parties and any indemnifying parties or between any indemnified party and any third party, or otherwise, or any claim asserted), to which they, or any of them, may become subject under the Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, liabilities, expenses or damages arise out of or are based on (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rules 430A, 430B or 430C, as applicable, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (iii) any untrue statement or alleged untrue statement of a material fact contained in any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Shares, including any road show or investor presentations made to investors by the Company (whether in person or electronically) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company shall not be liable to the extent that such loss, claim, liability, expense or damage arises from the sale of the Shares in the public offering to any person by an Underwriter and is based on an untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with information relating to any Underwriter furnished in writing to the Company by the Representatives on behalf of any Underwriter expressly for inclusion in the Registration Statement, any preliminary prospectus, any Issuer Free Writing Prospectus or the Prospectus. This indemnity agreement will be in addition to any liability that the Company might otherwise have.

(b) Indemnification of the Company. Each Underwriter shall, severally and not jointly, indemnify and hold harmless the Company, each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, each director of the Company and each officer of the Company who signs the Registration Statement to the same extent as the indemnity set forth in Section 6(a), but only insofar as losses, claims, liabilities, expenses or damages arise out of or are based on any untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with information relating to such Underwriter furnished in writing to the Company by the Representatives on behalf of such Underwriter expressly for use in the Registration Statement, any preliminary prospectus or the Prospectus, it being understood and agreed that the only such information furnished by any Underwriter consists of the following information in the Prospectus furnished on behalf of each Underwriter:         . This indemnity will be in addition to any liability that each Underwriter might otherwise have.

(c) Indemnification of the Independent Underwriter. Without limitation and in addition to its obligation under the other subsections of this Section 6, the Company agrees to indemnify and hold harmless the Independent Underwriter (as defined in Section 9), its officers and employees and each person, if any, who controls the Independent Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act from and against any loss, claim, damage, liability or expense, as incurred, arising out of or based upon the Independent Underwriter’s acting as a “qualified independent underwriter” (within the meaning of FINRA Conduct Rule 5121) in connection with the offering contemplated by this Agreement, and agrees to reimburse each such indemnified person for any legal or other expense reasonably incurred by them in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or expense results from the gross negligence or willful misconduct of the Independent Underwriter. Notwithstanding anything contained herein to the contrary, if indemnity may be sought pursuant to this Section 6(c) in respect of such action, then in addition to such separate firm for any indemnified parties other than the Independent Underwriter and the controlling persons specified below, the indemnifying party shall be liable for the reasonable fees and expenses of not more than one separate firm (in addition to any local counsel) for the Independent Underwriter and all persons, if any, who control the Independent Underwriter within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act, if, in the reasonable judgment of the Independent Underwriter, there may exist a conflict of interest between the Independent Underwriter and such other indemnified parties. Any such separate counsel shall be designated in writing by the Independent Underwriter.

(d) Indemnification Procedures. Any party that proposes to assert the right to be indemnified under this Section 6 shall, promptly after receipt of notice of commencement of any action against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section 6, notify each such indemnifying party of the commencement of such action, enclosing a copy of all papers served, but the omission so to notify such indemnifying party shall not relieve the indemnifying party from any liability that it may have to any indemnified party under the foregoing provisions of this Section 6 unless, and only to the extent that, such omission results in the forfeiture of substantive rights or defenses by the indemnifying party. If any such action is brought against any indemnified party and it notifies the indemnifying party of its commencement, the indemnifying party will be entitled to participate in and, to the extent that it elects by delivering written notice to the indemnified party promptly after receiving notice of the commencement of the action from the indemnified party, jointly with any other indemnifying party similarly notified, to assume the defense of the action, with counsel satisfactory to the indemnified party, and after notice from the indemnifying party to the indemnified party of its election to assume the defense, the indemnifying party will not be liable to the indemnified party for any legal or other expenses except as provided below and except for the reasonable costs of investigation subsequently incurred by the indemnified party in connection with the defense. The indemnified party will have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel will be at the expense of such indemnified party unless (i) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (ii) the indemnified party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, (iii) a conflict or potential conflict exists (based on advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party shall not have the right to direct the defense of such action on behalf of the indemnified party) or (iv) the indemnifying party has not in fact employed counsel to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees, disbursements and other charges of counsel shall be at the expense of the indemnifying party or parties. It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm admitted to practice in such jurisdiction at any one time for all such indemnified party or parties. All such fees, disbursements and other charges shall be reimbursed by the indemnifying party promptly as they are incurred. An indemnifying party shall not be liable for any settlement of any action or claim effected without its written consent (which consent will not be unreasonably withheld or delayed), but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the third and fourth sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of each indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding relating to the matters contemplated by this Section 6 (whether or not any indemnified party is a party thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising or that may arise out of such claim, action or proceeding and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.

(e) Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in the foregoing paragraphs of this Section 6 is applicable in accordance with its terms but for any reason is held to be unavailable from the Company or the Underwriters, the Company and the Underwriters shall contribute to the total losses, claims, liabilities, expenses and damages (including any investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted, but after deducting any contribution received by the Company from persons other than the Underwriters, such as persons who control the Company within the meaning of the Act, officers of the Company who signed the Registration Statement and directors of the Company, who also may be liable for contribution) to which the Company and the Underwriters may be subject in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. If, but only if, the allocation provided by the foregoing sentence is not permitted by applicable law, the allocation of contribution shall be made in such proportion as is appropriate to reflect not only the relative benefits referred to in the foregoing sentence but also the relative fault of the Company, on the one hand, and the Underwriters, on the other, with respect to the statements or omissions which resulted in such loss, claim, liability, expense or damage, or action in respect thereof, as well as any other relevant equitable considerations with respect to such offering. Such relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or Representatives on behalf of the Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 6(e) were to be determined by pro rata allocation or by any other method of allocation (even if the Underwriters were treated as one entity for such purpose) which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, liability, expense or damage, or action in respect thereof, referred to above in this Section 6(e) shall be deemed to include, for purpose of this Section 6(e), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 6(e), no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions received by it, and no person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute as provided in this Section 6(e) are several in proportion to their respective underwriting obligations and not joint.

(f) Survival. The indemnity and contribution agreements contained in this Section 6 and the representations, warranties and agreements of the Company contained in this Agreement or in certificates or other instruments delivered pursuant hereto shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of the Underwriters, including the Independent Underwriter in its capacity as such, (ii) acceptance of any of the Shares and payment therefor or (iii) any termination of this Agreement.

(g) Indemnification Pursuant to the Directed Share Program. The Company agrees to indemnify and hold harmless the Designated Underwriter and its affiliates and each person, if any, who controls the Designated Underwriter or its affiliates within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (“Indemnified Entities”), from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) (i) arising out of or based on any untrue statement or alleged untrue statement of a material fact contained in any material prepared by or with the consent of the Company for distribution to Participants in connection with the Directed Share Program, or arising out of or based on any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) arising out of or based on the failure of any Participant to pay for and accept delivery of Directed Shares that the Participant has agreed to purchase; or (iii) related to, arising out of, or in connection with the Directed Share Program other than losses, claims, damages or liabilities (or expenses relating thereto) that are finally judicially determined to have resulted from the bad faith or gross negligence of one or more Indemnified Entities. Section 6(d) shall apply equally to any proceeding brought against the Indemnified Entities in respect of which indemnity may be sought against the Company pursuant to the immediately preceding sentence, except that the Company shall be liable for the expenses of one separate counsel (in addition to any local counsel) for the Indemnified Entities separate and in addition to counsel for the persons who may seek indemnification pursuant to Section 6(a), in any such proceeding, action or suit.

7. Termination. The obligations of the several Underwriters under this Agreement may be terminated at any time on or prior to the Closing Date (or, with respect to the Option Shares, on or prior to the Option Closing Date), by notice to the Company from the Representatives, without liability on the part of any Underwriter to the Company, if, prior to delivery and payment for the Firm Shares (or the Option Shares, as the case may be), in the sole judgment of the Representatives, any of the following shall occur:

(a) trading or quotation in any of the equity securities of the Company shall have been suspended or limited by the Commission or by an exchange or otherwise;

(b) trading in securities generally on the New York Stock Exchange or the Nasdaq Global Market shall have been suspended or limited or minimum or maximum prices shall have been generally established on such exchange, or additional material governmental restrictions, not in force on the date of this Agreement, shall have been imposed upon trading in securities generally by such exchange or by order of the Commission or any court or other governmental authority;

(c) a general banking moratorium shall have been declared by any federal or New York authorities;

(d) a material disruption in securities settlement, payment or clearance services in the United States or other relevant jurisdiction shall have occurred;

(e) the United States shall have become engaged in new hostilities, there shall have been an escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States or there shall have occurred such a material adverse change in general economic, political or financial conditions, including, without limitation, as a result of terrorist activities after the date hereof (or the effect of international conditions on the financial markets in the United States shall be such), or any other calamity or crisis shall have occurred, the effect of any of which is such as to make it impracticable or inadvisable to market the Shares on the terms and in the manner contemplated by the General Disclosure Package and Prospectus;

(f) if the Company shall have sustained a loss material or substantial to the Company by reason of flood, fire, accident, hurricane, earthquake, theft, sabotage, or other calamity or malicious act, whether or not such loss shall have been insured, the effect of any of which is such as to make it impracticable or inadvisable to market the Shares on the terms and in the manner contemplated by the General Disclosure Package and Prospectus; or

(g) if there shall have been a Material Adverse Change.

8. Substitution of Underwriters. If, on the Closing Date, any one or more of the Underwriters shall fail or refuse to purchase any of the Firm Shares which it or they have agreed to purchase hereunder, and the aggregate number of Firm Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of Firm Shares to be purchased on such date, the other Underwriters shall be obligated, severally, to purchase the Firm Shares on such date which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase, in the proportions which the number of Firm Shares which they have respectively agreed to purchase pursuant to Section 1 bears to the aggregate number of Firm Shares which all such non-defaulting Underwriters have so agreed to purchase, or in such other proportions as the Representatives may specify; provided that in no event shall the maximum number of Firm Shares which any Underwriter has become obligated to purchase pursuant to Section 1 be increased pursuant to this Section 8 by more than one-ninth of the number of Firm Shares agreed to be purchased by such Underwriter without the prior written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase any Firm Shares and the aggregate number of Firm Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase exceeds one-tenth of the aggregate number of the Firm Shares and arrangements satisfactory to the Company and the Representatives for the purchase of such Firm Shares are not made within 48 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company (except as provided in

Section 4(l)) for the purchase or sale of any Shares under this Agreement. In any such case either the Representatives or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement, the General Disclosure Package and in the Prospectus or in any other documents or arrangements may be effected. Any action taken pursuant to this Section 8 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

9. Qualified Independent Underwriter.

(a) The Company hereby confirms its engagement of the services of Johnson Rice & Company L.L.C. (in such capacity, the “Independent Underwriter”) without compensation as, and the Independent Underwriter hereby confirms its agreement with the Company to render services as, a “qualified independent underwriter” within the meaning of FINRA Rule 5121 with respect to the offering and sale of the Shares.

(b) The Independent Underwriter has participated in the preparation of the Registration Statement, the General Disclosure Package and the Prospectus and has complied in all material respects with all of the requirements of FINRA Rule 5121 applicable to it in connection with the offering and sale of the Shares.

10. Miscellaneous.

(a) Notices. Notice given pursuant to any of the provisions of this Agreement shall be in writing and, unless otherwise specified, shall be mailed, hand delivered or telecopied (a) if to the Company, at the office of the Company, 914 North Broadway, Suite 230, Oklahoma City, Oklahoma 73102, Attention: Chief Executive Officer or (b) if to the Underwriters, at both the offices of BMO Capital Markets Corp., 3 Times Square, New York, New York 10036, Attention:         and the offices of KeyBanc Capital Markets Inc., 127 Public Square, 6th Floor, Cleveland, Ohio 44114, Attention:         . Any such notice shall be effective only upon receipt. Any notice under Section 6 may be made by telecopy or telephone, but if so made shall be subsequently confirmed in writing.

(b) No Third Party Beneficiaries. This Agreement has been and is made solely for the benefit of the several Underwriters, the Company and the controlling persons, directors and officers referred to in Section 6, and their respective successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. The term “successors and assigns” as used in this Agreement shall not include a purchaser of Shares from the Underwriters in his, her or its capacity as such a purchaser of Shares.

(c) Disclaimer of Fiduciary Relationship. The Company acknowledges and agrees that (i) the purchase and sale of the Shares pursuant to this Agreement, including the determination of the public offering price of the Shares and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the Underwriters, on the other hand, (ii) in connection with the offering contemplated by this Agreement and the process leading to such transaction, each of the Underwriters is and has been acting solely as a principal and is not the agent or fiduciary of the Company or its securityholders, creditors, employees or any other party, (iii) none of the Underwriters has assumed nor will it assume any advisory or fiduciary responsibility in favor of the Company with respect to the offering of the Shares contemplated by this Agreement or the process leading thereto (irrespective of whether any Underwriter or its affiliates has advised or is currently advising the Company on other matters) and the Underwriters have no obligation to the Company with respect to the offering of the Shares contemplated by this Agreement except the obligations expressly set forth in this Agreement, (iv) each of the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company, and (v) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated by this Agreement and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

(d) Actions of the Representatives. Any action required or permitted to be taken by the Representatives under this Agreement may be taken by them jointly or by BMOCM.

(e) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE. Each party hereto hereby irrevocably submits for purposes of any action arising from this Agreement brought by the other party hereto to the jurisdiction of the courts of New York State located in the Borough of Manhattan and the U.S. District Court for the Southern District of New York.

(f) Counterparts. This Agreement may be signed in two or more counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument.

(g) Survival of Provisions Upon Invalidity of Any Single Provision. In case any provision in this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

(h) Waiver of Jury Trial. The Company and the Underwriters each hereby irrevocably waive any right they may have to a trial by jury in respect of any claim based upon or arising out of this Agreement or the transactions contemplated hereby.

(i) Titles and Subtitles. The titles of the sections and subsections of this Agreement are for convenience and reference only and are not to be considered in construing this Agreement.

(j) Entire Agreement. This Agreement embodies the entire agreement and understanding between the parties hereto and supersedes all prior agreements and understandings relating to the subject matter hereof. This Agreement may not be amended or otherwise modified or any provision hereof waived except by an instrument in writing signed by the Representatives and the Company.

[Signature page follows]

Please confirm that the foregoing correctly sets forth the agreement among the Company and the several Underwriters.

Very truly yours,

NEW SOURCE ENERGY CORPORATION

By:
Name:
Title:

Confirmed as of the date first above mentioned:

BMO CAPITAL MARKETS CORP.
KEYBANC CAPITAL MARKETS INC.
Acting on behalf of themselves and as Representatives of the several Underwriters named in Schedule I hereof

BMO CAPITAL MARKETS CORP.

By:
Name:
Title:

KEYBANC CAPITAL MARKETS INC.

By:
Name:
Title:

Signature Page to Underwriting Agreement

SUNTRUST ROBINSON HUMPHREY, INC.
As Designated Underwriter

By:
Name:
Title:

JOHNSON RICE & COMPANY L.L.C.
As Independent Underwriter

By:
Name:
Title:

Signature Page to Underwriting Agreement

Schedule I

Underwriter	Number of Firm Shares to Be Purchased
BMO Capital Markets Corp.
KeyBanc Capital Markets Inc.
SunTrust Robinson Humphrey, Inc.
Johnson Rice & Company L.L.C.
Robert W. Baird & Co. Incorporated
Total

Schedule II

ISSUER FREE WRITING PROSPECTUSES:

EXHIBIT A

, 2012

BMO Capital Markets Corp.

KeyBanc Capital Markets Inc.

As Representatives of the several Underwriters

3 Times Square

New York, New York 10036

Ladies and Gentlemen:

In consideration of the agreement of the several Underwriters, for which BMO Capital Markets Corp. (“BMOCM”) and KeyBanc Capital Markets Inc. (“KBCM”) intend to act as Representatives, to underwrite a proposed public offering (the “Offering”) of shares of common stock, par value $0.001 per share (the “Stock”), of New Source Energy Corporation, a Delaware corporation (the “Company”), the undersigned hereby irrevocably agrees that the undersigned shall not, for a period (the “Lock-Up Period”) beginning on the date of this letter agreement and ending 180 days after the date of the Prospectus for the Offering, without the prior written consent of each of BMOCM and KBCM (which consent may be withheld in their sole discretion), (i) offer to sell, sell, pledge, contract to sell, purchase any option to sell, grant any option for the purchase of, lend, or otherwise dispose of, or require the Company to file with the Securities and Exchange Commission a registration statement under the Securities Act of 1933, as amended (the “Act”), to register, any shares of Stock or any securities convertible into or exercisable or exchangeable for Stock or warrants or other rights to acquire shares of Stock of which the undersigned is now, or may in the future become, the beneficial owner (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), or (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such shares of Stock or such other convertible, exercisable or exchangeable securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Stock or other securities, in cash or otherwise; provided, however, that if (i) during the period that begins on the date that is 15 calendar days plus three business days before the last day of the Lock-Up Period and ends on the last day of the Lock-Up Period, the Company issues an earnings release or material news or a material event relating to the Company occurs, or (ii) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-Up Period, the restrictions imposed by this letter agreement shall continue to apply until the expiration of the date that is 15 calendar days plus three business days after the date on which the issuance of the earnings release or the material news or material event occurs.

Notwithstanding the foregoing, and subject to the conditions below, the undersigned may transfer Stock or such other convertible, exercisable or exchangeable securities without the prior written consent of BMOCM and KBCM, provided that (1) BMOCM and KBCM receive a signed lock-up agreement in the form of this letter agreement for the balance of the Lock-Up Period from each donee, trustee, distributee, or transferee, as the case may be, (2) any such transfer shall not involve a disposition for value, (3) such transfers are not publicly reportable under any law, including the Act, the Exchange Act and their related rules and regulations, and (4) the undersigned does not otherwise voluntarily effect any public filing or report regarding such transfers:

(i) as a bona fide gift or gifts; or

(ii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned (for purposes of this lock-up agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin); or

(iii) to the undersigned’s affiliates or to any investment fund or other entity controlled or managed by the undersigned.

The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of shares of Stock or securities convertible into or exercisable or exchangeable for Stock owned either of record or beneficially by the undersigned except in compliance with the foregoing restrictions of this letter agreement.

With respect to the Offering only, the undersigned waives any registration rights relating to registration under the Act of any shares of Stock owned either of record or beneficially by the undersigned, including rights to receive notice of the Offering.

Very truly yours,

By:

Print Name:

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